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                  CUSTODIAN AND INVESTMENT ACCOUNTING AGREEMENT

     This Agreement between EACH LEGAL ENTITY LISTED ON EXHIBIT A HERETO, each a business trust or corporation organized and existing under the laws of the jurisdiction indicated on Exhibit A (each a "FUND"), and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company ("STATE STREET"),

                                   WITNESSETH:

     WHEREAS, each Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, each Fund intends that this Agreement be applicable to each of its series existing on the date hereof (such series together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 17, be referred to herein as the "PORTFOLIO(S)");

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1. APPOINTMENT OF STATE STREET AS CUSTODIAN AND RECORDKEEPER. Each Fund hereby appoints State Street as the custodian of the assets of the Portfolios of the Fund, including securities which the Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States ("DOMESTIC SECURITIES") and securities it desires to be held outside the United States ("FOREIGN SECURITIES"). The Fund, on behalf of the Portfolio(s), agrees to deliver to State Street all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of the Fund representing interests in the Portfolios ("Shares") as may be issued or sold from time to time. State Street shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to State Street.

Upon receipt of "PROPER INSTRUCTIONS" (as such term is defined in Section 6 hereof), State Street shall on behalf of the applicable Portfolio(s) from time to time appoint one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Trustees or Directors of the Fund (the "BOARD") on behalf of the applicable Portfolio(s). State Street may appoint as sub-custodian for the Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4 of this Agreement. State Street shall use all reasonable efforts to include in each agreement whereby State Street appoints any such sub-custodian a provision to the effect that the sub-custodian will be liable to State Street for losses and liabilities caused by the negligence, misfeasance, or willful misconduct of the sub-custodian. State Street shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so appointed than any such sub-custodian has to State Street.

The Fund hereby constitutes and appoints State Street to perform certain accounting and recordkeeping functions relating to portfolio transactions required of a duly registered investment company under Section 31(a) of the Investment Company Act of 1940, as amended (the "1940 Act") and to calculate the net asset value of the Portfolios.

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SECTION 2. DUTIES OF STATE  STREET WITH RESPECT TO PROPERTY OF EACH FUND HELD BY
           STATE STREET IN THE UNITED STATES

     SECTION 2.1 HOLDING SECURITIES. State Street shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States, including all domestic securities owned by such Portfolio other than securities which are maintained pursuant to Section 2.8 in a clearing agency registered with the SEC and which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. SECURITIES SYSTEM").

     SECTION 2.2 DELIVERY OF SECURITIES. State Street shall release and deliver domestic securities owned by a Portfolio held by State Street or in a U.S. Securities System account of State Street only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

     2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

     3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

     4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

     5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to State Street;

     6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of State Street or into the name or nominee name of any agent appointed pursuant to
          Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to State Street;

     7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, State Street shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from State Street's own negligence or willful misconduct;

     8) For exchange or conversion pursuant to any corporate action, including without limitation, any calls for redemption, tender or exchange offers, declarations, record and payment dates and amounts of any dividends or income, plan of merger, consolidation, recapitalization, reorganization, readjustment, split-up of shares, changes of par value, or conversion ("CORPORATE ACTION") of the securities of the

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          issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to State Street;

     9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to State Street;

     10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by State Street and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to State Street's account in the book-entry system authorized by the U.S. Department of the Treasury, State Street will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral except as may arise from State Street's own negligence or willful misconduct;

     11) For delivery as security in connection with any borrowing by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed;

     12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, State Street and a broker-dealer registered under the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Fund;

     13) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, State Street, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission ("CFTC") and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

     14) Upon receipt of instructions from the transfer agent for the Fund (the "TRANSFER AGENT") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (the "Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

     15) For any other proper corporate purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying the securities of the Portfolio to be delivered and naming the person or persons to whom delivery of such securities shall be made.

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     SECTION 2.3 REGISTRATION OF SECURITIES. Domestic securities held by State
Street (other than bearer securities) shall be registered in the name of a Portfolio or in the name of any nominee of a Fund on behalf of a Portfolio or of any nominee of State Street which nominee shall be assigned exclusively to the Portfolio, unless the applicable Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment advisor as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by State Street on behalf of a Portfolio under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, a Fund directs State Street to maintain securities in "street name", State Street shall utilize all reasonable efforts to timely collect income due the Fund on such securities and to notify the Fund using all reasonable efforts of relevant information regarding securities such as maturities and pendency of calls and Corporate Actions.

     SECTION 2.4 BANK ACCOUNTS. State Street shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of each Fund, subject only to draft or order by State Street acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by State Street for a Portfolio may be deposited by it to its credit as Custodian in the banking department of State Street or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such funds shall be deposited by State Street in its capacity as Custodian and shall be withdrawable by State Street only in that capacity.

     SECTION 2.5 COLLECTION OF INCOME. Subject to the provisions of Section 2.3, State Street shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by State Street or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, State Street shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. State Street will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to State Street of the income to which the Portfolio is properly entitled.

     SECTION 2.6 PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, State Street shall pay out monies of a Portfolio in the following cases only:

     1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but

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          only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to State Street (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by State Street as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of State Street referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.8 hereof; (c) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and State Street, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting State Street's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by State Street along with written evidence of the agreement by State Street to repurchase such securities from the Portfolio; or (d) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein;

     2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

     3)   For the redemption or repurchase of Shares issued as set forth in
          Section 5 hereof;

     4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     5) For the payment of any dividends on Shares declared pursuant to the governing documents of the Fund;

     6) For payment of the amount of dividends received in respect of securities sold short; and

     7) For any proper corporate other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the Portfolio specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

     SECTION 2.7 APPOINTMENT OF AGENTS. State Street may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as State Street may from time to time direct; provided, however, that State Street shall notify the applicable Fund of the appointment of any agent and that such appointment shall not relieve State Street of its responsibilities or liabilities hereunder.

     SECTION 2.8 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. State Street may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System subject to the following provisions:

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     1)   State Street may keep securities of the Portfolio in a U.S. Securities
          System provided that such securities are represented in an account of State Street in the U.S. Securities System (the "U.S. SECURITIES
          SYSTEM ACCOUNT") which account shall not include any assets of State Street other than assets held as a fiduciary, custodian or otherwise for customers;

     2) The records of State Street with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;

     3) State Street shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of State Street to reflect such payment and transfer for the account of the Portfolio. State Street shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of State Street to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by State Street and be provided to the Fund at its request. Upon request, State Street shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Portfolio;

     4) State Street shall provide the Fund with any report obtained by State Street on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

     5) Anything to the contrary in this Agreement notwithstanding, State Street shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of State Street or any of its agents or of any of its or their employees or from failure of State Street or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of State Street with respect to any claim against the U.S. Securities System or any other person which State Street may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

     SECTION 2.9 SEGREGATED ACCOUNT. State Street shall upon receipt of Proper Instructions on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by State Street pursuant to Section 2.8 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, State Street and a broker-dealer registered under the

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Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the "SEC"), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (iv) for any other proper corporate purpose upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio.

     SECTION 2.10 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. State Street shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

     SECTION 2.11 PROXIES. State Street shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

     SECTION 2.12 COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. Subject to the provisions of Section 2.3, State Street shall transmit promptly to each Fund for each Portfolio all written information received by State Street from issuers of securities being held for the Portfolio with respect to Corporate Actions, notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio. With respect to tender or exchange offers, State Street shall transmit promptly to the Portfolio all written information received by State Street from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any Corporate Action, the Portfolio shall notify State Street at least three business days prior to the date on which State Street is to take such action.

SECTION 3. PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

     SECTION 3.1. DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country; however, "Country Risk" does not include the custody or settlement practices and procedures of an Eligible Foreign Custodian appointed by the Foreign Custody Manager.

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"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule
17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC, or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

"Rule 17f-5" means Rule 17f-5 promulgated under the 1940 Act.

"Rule 17f-7" means Rule 17f-7 promulgated under the 1940 Act.

   SECTION 3.2. STATE STREET AS FOREIGN CUSTODY MANAGER.

     3.2.1 DELEGATION TO STATE STREET AS FOREIGN CUSTODY MANAGER. Each Fund, by resolution adopted by its Board, hereby delegates to State Street, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and State Street hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

     3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by a Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which State Street has previously placed or currently maintains Foreign Assets pursuant to the terms of the contract governing the custody arrangement. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to State Street as Foreign Custody Manager for that country shall be deemed to have been withdrawn and State Street shall

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immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, State Street shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which State Street's acceptance of delegation is withdrawn.

        3.2.3 SCOPE OF DELEGATED RESPONSIBILITIES:

     (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

     (b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

     (c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor
(i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate or no longer meet the requirements of Rule 17f-5, the Foreign Custody Manager shall promptly notify the Board in accordance with Section 3.2.5 hereunder.

     3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board of the applicable Fund, or the Fund's investment adviser, shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which State Street is serving as Foreign Custody Manager of the Portfolios.

     3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

     3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it, the Foreign Custody Manager

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agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

     3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. Each Fund represents to State Street that its Board has determined that it is reasonable for the Board to rely on State Street to perform the responsibilities delegated pursuant to this Agreement to State Street as the Foreign Custody Manager of the Portfolios.

     3.2.8 EFFECTIVE DATE AND TERMINATION OF STATE STREET AS FOREIGN CUSTODY MANAGER. The Board's delegation to State Street as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of State Street as Foreign Custody Manager of the Portfolios with respect to designated countries.

        SECTION 3.3 ELIGIBLE SECURITIES DEPOSITORIES.

     3.3.1 ANALYSIS AND MONITORING. State Street shall (a) provide each Fund (or its duly-authorized investment manager or investment advisor) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify a Fund (or its duly-authorized investment manager or investment advisor) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

     3.3.2 STANDARD OF CARE. State Street agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

SECTION 4. DUTIES OF STATE STREET WITH RESPECT TO PROPERTY OF THE PORTFOLIOS
           HELD OUTSIDE THE UNITED STATES

     SECTION 4.1 DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

     SECTION 4.2. HOLDING SECURITIES. State Street shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. State Street may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to State Street for the benefit of its customers, provided however, that (i) the records of State Street with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, State Street shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

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

     SECTION 4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by State Street or a Foreign Sub-Custodian, as applicable, in such country.

     SECTION 4.4. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

     4.4.1. DELIVERY OF FOREIGN ASSETS. State Street or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by State Street or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

     (ii) in connection with any repurchase agreement related to foreign securities;

     (iii)to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

     (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

     (v) to the issuer thereof, or its agent, for transfer into the name of State Street (or the name of the respective Foreign Sub-Custodian or of any nominee of State Street or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

     (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

     (vii)for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

     (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

     (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

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

     (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (xi) in connection with the lending of foreign securities; and

     (xii)for any other proper corporate purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

     4.4.2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, State Street shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

     (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

     (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

     (iii)for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

     (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through State Street or its Foreign Sub-Custodians; (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (vi) for payment of part or all of the dividends received in respect of securities sold short;

     (vii)in connection with the borrowing or lending of foreign securities;
          and

    (viii)for any other proper corporate purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

     4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

State Street shall provide to the Board the information with respect to custody and settlement practices in countries in which State Street appoints a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. State Street may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

     SECTION 4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of State Street or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the applicable Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. State Street or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

     SECTION 4.6 BANK ACCOUNTS. State Street shall identify on its books as belonging to each Fund cash (including cash denominated in foreign currencies) deposited with State Street. Where State Street is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of State Street, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by State Street (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of State Street (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

     SECTION 4.7. COLLECTION OF INCOME. State Street shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and State Street shall consult as to such measures and as to the compensation and expenses of State Street relating to such measures.

     SECTION 4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Section 4, State Street will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

     SECTION 4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. State Street shall transmit promptly to each Fund written information with respect to Corporate Actions received by State Street via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios. With respect to tender or exchange offers, State Street shall transmit promptly to a Fund written information with respect to materials so received by State Street from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Absent State Street's negligence, misfeasance, or misconduct, State Street shall not be liable for any untimely exercise of any action, right or power in connection with a Corporate Action unless (i) State Street or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and
(ii) State Street receives Proper Instructions with regard to the Corporate Action, and both (i) and (ii) occur at least three business days prior to the date on which State Street is to take action to exercise such right or power.

     SECTION 4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which State Street appoints a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, State Street from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of State Street with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

     SECTION 4.11 TAX LAW. State Street shall have no responsibility or liability for any obligations now or hereafter imposed on a Fund, the Portfolios or State Street as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of each Fund to notify State Street of the obligations imposed on the Fund with respect to the Portfolios or State Street as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of State Street with regard to such tax law shall be to use reasonable efforts to assist a Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

     SECTION 4.12. LIABILITY OF CUSTODIAN. State Street shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub- custodians generally in this Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, State Street shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub- Custodian has otherwise acted with reasonable care.

SECTION 5. PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES. State Street shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the Fund. State Street will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose, State Street shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, State Street is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, State Street shall honor checks drawn on State Street by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to State Street in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and State Street.

SECTION 6. PROPER INSTRUCTIONS. Proper Instructions as used throughout this Agreement means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Each Fund shall provide State Street with a list of persons authorized to give oral instructions. Oral instructions will be considered Proper Instructions if State Street reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. State Street shall give a Fund prompt notice of the receipt of an oral instruction and the Fund shall cause all oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that each Fund and State Street agree to security procedures, including but not limited to, the security procedures selected by a Fund in the Funds Transfer Addendum attached hereto. For purposes of this Section, Proper Instructions shall include instructions received by State Street pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.10.

SECTION 7. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY. State Street may in its discretion, without express authority from a Fund on behalf of each applicable
Portfolio: 1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to a Fund on behalf of the Portfolio; 2) surrender securities in temporary form for securities in definitive form; 3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and 4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board.

SECTION 8. EVIDENCE OF AUTHORITY State Street shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of a Fund. State Street may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of a Fund ("CERTIFIED RESOLUTION") as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by State Street of written notice to the contrary.

SECTION 9. DUTIES OF STATE STREET WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME

     SECTION 9.1 DELIVERY OF ACCOUNTS AND RECORDS. Fund will turn over or cause to be turned over to State Street all accounts and records needed by State Street to perform its duties and responsibilities hereunder fully and properly. State Street may rely conclusively on the completeness and correctness of such accounts and records.

     SECTION 9.2 ACCOUNTS AND RECORDS. State Street will prepare and maintain, under the direction of and as interpreted by each Fund, each Fund's or Portfolio's accountants and/or other advisors, in complete, accurate and current form such accounts and records: (1) required to be maintained by a Fund with respect to portfolio transactions under Section 31(a) of the 1940 Act and the rules and regulations from time to time adopted thereunder; (2) required as a basis for calculation of each Portfolio's net asset value; and (3) as otherwise agreed upon by the parties. Fund will advise State Street in writing of all applicable record retention requirements, other than those set forth in the 1940 Act. State Street will preserve such accounts and records in the manner and for the periods prescribed in the 1940 Act or for such longer period as is agreed upon by the parties. Each Fund will furnish, in writing or its electronic or digital equivalent, accurate and timely information needed by State Street to complete such accounts and records when such information is not readily available from generally accepted securities industry services or publications. Upon notification from State Street, a Fund will prepare and maintain the books and records as set forth above on a "back-up" basis from the date hereof until completion of the conversion period in the event that State Street is unable to do so as a result of events or circumstances beyond the reasonable control of State Street, including, without limitation, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts.

     SECTION 9.3 ACCOUNTS AND RECORDS PROPERTY OF EACH FUND. State Street acknowledges that all of the accounts and records maintained by State Street pursuant hereto are the property of a Fund, and will be made available to that Fund for inspection or reproduction within a reasonable period of time, upon demand. State Street will assist a Fund's independent auditors, or upon the prior written approval of a Fund, or upon demand, any regulatory body, in any requested review of that Fund's accounts and records but the Fund will reimburse State Street for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from a Fund of the necessary information or instructions, State Street will supply information from the books and records it maintains for the Fund that the Fund may reasonably request for tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as the Fund and State Street may agree upon from time to time.

     SECTION 9.4 ADOPTION OF PROCEDURES. State Street and each Fund may from time to time adopt such procedures as they agree upon, and State Street may conclusively assume that no procedure approved or directed by a Fund, a Fund's or Portfolio's accountants or other advisors conflicts with or violates any requirements of the prospectus, articles of incorporation, bylaws, declaration of trust, any applicable law, rule or regulation, or any order, decree or agreement by which the Fund may be bound. Each Fund will be responsible for notifying State Street of any changes in statutes, regulations, rules, requirements or policies which may impact State Street responsibilities or procedures under this Agreement.

     SECTION 9.5 VALUATION OF ASSETS. State Street will value the assets of each Portfolio in accordance with a Fund's Instructions utilizing the pricing sources designated by that Fund ("Pricing Sources") on the Price Source and Methodology Authorization Matrix, incorporated herein by this reference.

SECTION 10. RECORDS State Street shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of a Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of State Street be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. State Street shall, at a Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by State Street and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and State Street, include certificate numbers in such tabulations.

SECTION 11. OPINION OF FUND'S INDEPENDENT ACCOUNTANT State Street shall take all reasonable action, as a Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

SECTION 12. REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS State Street shall provide each Fund, on behalf of each of the applicable Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System, relating to the services provided by State Street under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by a Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 13. COMPENSATION OF STATE STREET State Street shall be entitled to reasonable compensation for its services and expenses as custodian and recordkeeper, as agreed upon from time to time between each Fund on behalf of each applicable Portfolio and State Street. The initial Fee Schedule is attached hereto as Exhibit B.

SECTION 14. RESPONSIBILITY OF CUSTODIAN So long as and to the extent that it is in the exercise of reasonable care, State Street shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. State Street shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to a Fund for any action taken or omitted by it in good faith without negligence, including, without limitation, acting in accordance with any Proper Instruction. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. State Street shall be without liability to a Fund and the applicable Portfolios for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism.

Except as may arise from State Street's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, State Street shall be without liability to a Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of State Street or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by the Fund or its duly-authorized investment manager or investment advisor in their instructions to State Street provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to State Street's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of State Street, the Fund, State Street's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits;
(vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and
(vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

State Street shall be liable for the acts or omissions of a Foreign Sub-Custodian (as defined in Section 4 hereof) to the same extent as set forth with respect to sub-custodians generally in this Agreement.

If a Fund on behalf of a Portfolio requires State Street to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of State Street, result in State Street or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to requiring State Street to take such action, shall provide indemnity to State Street in an amount and form satisfactory to it.

If a Fund requires State Street, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that State Street or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay State Street promptly, State Street shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

State Street is not responsible or liable for, and each Fund will indemnify and hold State Street harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees (including, without limitation, disbursements and the allocable cost of in-house counsel), payments and liabilities which may be asserted against or incurred by State Street or for which State Street may be held to be liable, arising out of or attributable to any error, omission, inaccuracy or other deficiency in any Portfolio's accounts and records or other information provided to State Street by or on behalf of a Portfolio, including the accuracy of the prices quoted by the Pricing Sources or for the information supplied by that Fund to value the assets, or the failure of that Fund to provide, or provide in a timely manner, any accounts, records, or information needed by State Street to perform its duties hereunder

State Street shall only be liable for direct damages that are the result of State Street's action or failure to act.

State Street agrees to maintain commercially reasonable back-up and disaster recovery procedures and plans designed to minimize any loss of data or service interruption. Such procedures and plans include each Fund's provision of certain services as set forth more specifically in Section 9.2 above.

SECTION 15. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however, that the Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Fund's Declaration of Trust, Articles of Incorporation, or other governing documents, and further provided, that a Fund on behalf of one or more of the Portfolios may at any time by action of its Board (i) substitute another bank or trust company for State Street by giving notice as described above to State Street, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for State Street by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Upon termination of the Agreement:

     1) each Fund on behalf of each applicable Portfolio shall (a) pay to State Street such compensation as may be due as of the date of such termination and shall likewise reimburse State Street for its reasonable costs, expenses and disbursements, (b) designate a successor recordkeeper (which may be the Fund) by Proper Instructions; and (c) designate a successor custodian by Proper Instruction.

     2) Upon payment of all sums due to it from a Fund, State Street shall (a) deliver all accounts and records to the successor recordkeeper (or, if none, to that Fund) at the office of State Street, and (b) deliver to such successor custodian at the office of State Street, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

If no such successor custodian shall be appointed, State Street shall, in like manner, upon receipt of a Certified Resolution, deliver at the office of State Street and transfer such securities, funds and other properties in accordance with such resolution.

In the event that no written order designating a successor custodian or Certified Resolution shall have been delivered to State Street on or before the date when such termination shall become effective, then State Street shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by State Street on behalf of each applicable Portfolio and all instruments held by State Street relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of State Street under this Agreement.

In the event that accounts, records, securities, funds and other properties remain in the possession of State Street after the date of termination hereof owing to failure of a Fund to procure the Certified Resolution to appoint a successor custodian, State Street shall be entitled to fair compensation for its services during such period as State Street retains possession of such accounts, records, securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of State Street shall remain in full force and effect.

SECTION 16. INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, State Street and each Fund, on behalf of each of the applicable Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Fund's Declaration of Trust, Articles of Incorporation, or other governing documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

SECTION 17. ADDITIONAL FUNDS. In the event that a Fund establishes one or more series with respect to which it desires to have State Street render services as custodian and recordkeeper under the terms hereof, it shall so notify State Street in writing, and if State Street agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

SECTION 18. MASSACHUSETTS LAW TO APPLY. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

SECTION 19. PRIOR AGREEMENTS. This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between each Fund on behalf of each of the Portfolios and State Street relating to the custody or recordkeeper of a Fund's assets.

SECTION 20. NOTICES. Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To a Fund:                      FUND NAME
                                90 Hudson Street
                                Jersey City, NY  07302-3972
                                Attention: Tracie Richter
                                Telephone: 201 395-2118
                                Telecopy:  201-395-3118

To State Street:                STATE STREET BANK AND TRUST COMPANY
                                801 Pennsylvania Avenue
                                Kansas City, MO  64105
                                Attention:  Vice President, Custody
                                Telephone: 816-871-9478
                                Telecopy: 816-871-9648

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

SECTION 21. REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 22. REMOTE ACCESS SERVICES ADDENDUM. State Street and each Fund agree to be bound by the terms of the Remote Access Services Letter, incorporated herein by this reference.

SECTION 23. NO ASSIGNMENT. Neither a Fund nor State Street shall assign any rights or obligations under this Agreement to any other party without the written consent to such assignment signed by both the Fund and State Street. State Street further agrees that its Kansas City location will be primarily responsible for the performance of the services rendered hereunder unless the Fund agrees otherwise.

SECTION 24. TRUST NOTICE. If a Fund is a Trust, notice is hereby given that this Agreement has been executed on behalf of Fund by the undersigned duly authorized representative of Fund in his/her capacity as such and not individually; and that the obligations of this Agreement are binding only upon the assets and property of Fund and not upon any trustee, officer of shareholder of Fund individually, and, if the Fund is a Massachusetts business trust, that a copy of Fund's Trust Agreement and all amendments thereto is on file with the Secretary of State of Massachusetts.

SECTION 25. SHAREHOLDER COMMUNICATIONS ELECTION. SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, State Street needs the Fund to indicate whether it authorizes State Street to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If a Fund tells State Street "no", State Street will not provide this information to requesting companies. If a Fund tells State Street "yes" or does not check either "yes" or "no" below, State Street is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For each Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether each Fund consents or objects by checking one of the alternatives below.

YES [ ] State Street is authorized to release the Fund's name, address, and share positions.

NO   [X] State Street is not authorized to release the Fund's name, address, and share positions.

SECTION 26. LIABILITY OF PORTFOLIOS SEVERAL AND NOT JOINT. The obligations of a Portfolio under this Agreement are enforceable solely against that Portfolio and its assets

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of November 1, 2001.

ON BEHALF OF EACH OF THE LEGAL ENTITIES
LISTED ON EXHIBIT A, ATTACHED HERETO         SIGNATURE ATTESTED TO BY:

By:   /s/ JOAN A. BINSTOCK                   By: /s/ TRACIE E. RICHTER

Name:   Joan A. Binstock                     Name:   Tracie E. Richter

Title:  Vice President                       Title:  Vice President

STATE STREET BANK AND TRUST COMPANY          SIGNATURE ATTESTED TO BY:

By:  /s/ W. ANDREW FRY                       By:     /s/ STEPHEN HILLIARD

Name:    W. Andrew Fry                       Name:       Stephen Hilliard

Title:   Senior Vice President               Title:      Senior Vice President

                                    EXHIBIT A

ENTITY AND SERIES                       TYPE OF                JURISDICTION
                                         ENTITY

Lord Abbett Developing Growth Fund, Inc. Corporation            Maryland
Lord Abbett Affiliated Fund, Inc.        Corporation            Maryland
Lord Abbett Bond-Debenture Fund, Inc.    Corporation            Maryland
Lord Abbett Mid-Cap Value Fund, Inc.     Corporation            Maryland
Lord Abbett Large-Cap Growth Fund        Business Trust         Delaware
Lord Abbett Blend Trust                  Business Trust         Delaware
   Lord Abbett Small-Cap Blend Fund
Lord Abbett Securities Trust             Business Trust         Delaware
   Alpha Series
   Lord Abbett All Value Fund
   International Series
   Lord Abbett Micro-Cap Growth Fund
   Lord Abbett Micro-Cap Value Fund
   World Bond-Debenture Series
Lord Abbett Research Fund, Inc.          Corporation            Maryland
   Lord Abbett Growth Opportunities Fund
   Large-Cap Series
   Small-Cap Value Series
Lord Abbett Investment Trust             Business Trust         Delaware
   Balanced Series
   Core Fixed Income Fund
   Lord Abbett High Yield Fund

   Limited Duration U.S. Government
        Securities Series
   Lord Abbett Total Return Fund
   U.S. Government Securities Series
Lord Abbett Series Fund, Inc.            Corporation            Maryland
   Bond-Debenture Portfolio
   Growth and Income Portfolio
   International Portfolio
   Mid-Cap Value Portfolio
Lord Abbett Global Fund, Inc.           Corporation             Maryland
   Equity Series
   Income Series
Lord Abbett Tax-Free Income Fund, Inc.  Corporation             Maryland
   Lord Abbett California Tax-Free
        Income Fund
   Lord Abbett Connecticut Tax-Free
        Income Fund
   Lord Abbett Hawaii Tax-Free
        Income Fund
   Lord Abbett Minnesota Tax-Free
        Income Fund
   Lord Abbett Missouri Tax-Free
        Income Fund
   Lord Abbett National Tax-Free
        Income Fund
   Lord Abbett New Jersey Tax-Free
        Income Fund
   Lord Abbett New York Tax-Free
        Income Fund
   Lord Abbett Texas Tax-Free
        Income Fund
   Lord Abbett Washington Tax-Free
        Income Fund

Lord Abbett Tax-Free Income Trust        Business Trust         Massachusetts
   Florida Series
   Georgia Series
   Michigan Series
   Pennsylvania Series

Lord Abbett U.S. Government Securities
        Money Market Fund, Inc.          Corporation            Maryland

                                    EXHIBIT B

                                  FEE SCHEDULE

                         REMOTE ACCESS SERVICES ADDENDUM
          To Custody and Investment Accounting Agreement by and between
      State Street Bank and Trust Company and the Lord, Abbett Fund Family
                             dated November 1, 2001

     State Street has developed proprietary accounting and other systems, and has acquired licenses for other such systems, which it utilizes in conjunction with the services we provide to you (the "Systems"). In this regard, we maintain certain information in databases under our control and ownership that we make available on a remote basis to our customers (the "Remote Access Services").

     The Services. This addendum shall govern use of all Systems that State Street may from time to time agree to provide you, the Customer, and your designated investment advisors, consultants or other third parties authorized by State Street who agree to abide by the terms of this Addendum ("Authorized Designees") in order to provide Remote Access Services for the purpose of obtaining and analyzing reports and information.

     Security Procedures. You agree to comply, and to cause your Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the Systems and access to the Remote Access Services. You agree to advise State Street immediately in the event that you learn or have reason to believe that any person to whom you have given access to the Systems or the Remote Access Services has violated or intends to violate the terms of this Addendum and you will cooperate with State Street in seeking injunctive or other equitable relief. You agree to discontinue use of the Systems and Remote Access Services, if requested, for any security reasons cited by State Street.

Fees. Fees and charges (if any) for the use of the Systems and the Remote Access Services and related payment terms shall be as set forth in the fee schedule in effect from time to time between the parties (the "Fee Schedule"). You shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Agreement, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

     Proprietary Information/Injunctive Relief. The Systems and Remote Access Services and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know-how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to you by State Street as part of the Remote Access Services and through the use of the Systems and all copyrights, patents, trade secrets and other proprietary rights of State Street and its relevant licensors related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors, as applicable (the "Proprietary Information"). You agree on behalf of yourself and your Authorized Designees to keep the Proprietary Information confidential and to limit access to your employees and Authorized Designees (under a similar duty of confidentiality) who require access to the Systems for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

     You agree to use the Remote Access Services only in connection with the proper purposes of this Addendum. You will not, and will cause your employees and Authorized Designees not to, (i) permit any third party to use the Systems or the Remote Access Services, (ii) sell, rent, license or otherwise use the Systems or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the Systems or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the Systems or the Remote Access Services, to be redistributed or retransmitted for other than use for or on behalf of yourself, as our Customer.

     You agree that neither you nor your Authorized Designees will modify the Systems in any way, enhance or otherwise create derivative works based upon the Systems, nor will you or your Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the Systems.

     You acknowledge that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury inadequately compensable in damages at law, and that State Street and its licensor, if applicable, shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

     LIMITED WARRANTIES. State Street represents and warrants that it has the right to grant access to the Systems and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology, including but not limited to the use of the Internet, and the necessity of relying upon third-party sources, and data and pricing information obtained from third parties, the Systems and Remote Access Services are provided "AS IS", and you and your Authorized Designees shall be solely responsible for the investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to you or your Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the Systems or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party's control.

     EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET FOR ITSELF AND ITS RELEVANT LICENSORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     INFRINGEMENT. State Street will defend or, at our option, settle any claim or action brought against you to the extent that it is based upon an assertion that access to any proprietary System developed and owned by State Street or use of the Remote Access Services through any such proprietary System by you under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that you notify State Street promptly in writing of any such claim or proceeding and cooperate with State Street in the defense of such claim or proceeding. Should any such proprietary System or the Remote Access Services accessed thereby or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under the patent or copyright or trade secret laws of the United States, State Street shall have the right, at State Street's sole option, to (i) procure for you the right to continue using such System or Remote Access Services, (ii) replace or modify such System or Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate access to the Remote Access Services without further obligation.

     TERMINATION. Either party may terminate access to the Remote Access

Services (i) for any reason by giving the other party at least one-hundred and eighty (180) days' prior written notice in the case of notice of termination by State Street to you or thirty (30) days' notice in the case of notice from you to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. In the event of termination, you will return to State Street all Proprietary Information in your possession or in the possession of your Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

     MISCELLANEOUS. Except as provided in the next sentence, this Addendum constitutes our entire understanding with respect to access to the Systems and the Remote Access Services. If any State Street custody, accounting or other services agreement with you contains terms and conditions relating to computer systems or data access, this Addendum shall constitute an amendment and supplement to them, and in the event of any inconsistency the provisions providing the greatest benefit to State Street shall control. This Addendum cannot be modified or altered except in a writing duly executed by both of us and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                                  STATE STREET
                                   SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country                 Subcustodian                            Non-Mandatory
                                                                    Depositories

Argentina               Citibank, N.A.                          --

Australia               Westpac Banking Corporation             --

Austria                 Erste Bank der Oesterreichischen        --
                        Sparkassen AG

Bahrain                 British Bank of the Middle East         --
                        (as delegate of The Hongkong and
                        Shanghai Banking Corporation Limited)

Bangladesh              Standard Chartered Bank                 --

Belgium                 Generale de Banque                      --

Bermuda                 The Bank of Bermuda Limited             --

Bolivia                 Banco Boliviano Americano S.A.          --

Botswana                Barclays Bank of Botswana Limited       --

Brazil                  Citibank, N.A.                          --

Bulgaria                ING Bank N.V.                           --

Canada                  State Street Trust Company Canada       --

Chile                   Citibank, N.A.                          Deposito Central
                                                                de Valores S.A.

People's Republic       The Hongkong and Shanghai               --
of China                Banking Corporation Limited,
                        Shanghai and Shenzhen branches

Colombia                Cititrust Colombia S.A.                 --
                        Sociedad Fiduciaria

Costa Rica              Banco BCT S.A.                          --

Croatia                 Privredna Banka Zagreb d.d              --

Cyprus                  The Cyprus Popular Bank Ltd.            --

Czech Republic          Ceskoslovenska Obchodni                 --
                        Banka, A.S.

Denmark                 Den Danske Bank                         --

Ecuador                 Citibank, N.A.                          --

Egypt                   National Bank of Egypt                  --

Estonia                 Hansabank                               --

Finland                 Merita Bank Limited                     --

France                  Banque Paribas                          --

Germany                 Dresdner Bank AG                        --

Ghana                   Barclays Bank of Ghana Limited          --

Greece                  National Bank of Greece S.A.      The Bank of Greece,
                                                          System for Monitoring
                                                          Transactions in
                                                          Securities in Book-
                                                          Entry Form

Hong Kong               Standard Chartered Bank                 --

Hungary                 Citibank Budapest Rt.                   --

Iceland                 Icebank Ltd.

India                   Deutsche Bank AG                        --

                        The Hongkong and Shanghai
                        Banking Corporation Limited

Indonesia               Standard Chartered Bank                 --

Ireland                 Bank of Ireland                         --

Israel                  Bank Hapoalim B.M.                      --

Italy                   Banque Paribas                          --

Ivory Coast             Societe Generale de Banques             --
                        en Cote d'Ivoire

Jamaica                 Scotiabank Jamaica Trust and Merchant   --
                        Bank Ltd.

Japan                   The Fuji Bank, Limited                 Japan Securities
                                                               Depository Center

                        Sumitomo Bank, Ltd.

Jordan                  British Bank of the Middle East         --
                        (as delegate of The Hongkong and
                        Shanghai Banking Corporation Limited)

Kenya                   Barclays Bank of Kenya Limited          --

Republic of Korea       The Hongkong and Shanghai Banking
                        Corporation Limited

Latvia                  JSC Hansabank-Latvija                   --

Lebanon                 British Bank of the Middle East
                        (as delegate of The Hongkong and
                        Shanghai Banking Corporation Limited)

Lithuania               Vilniaus Bankas AB                      --

Malaysia                Standard Chartered Bank                 --
                        Malaysia Berhad

Mauritius               The Hongkong and Shanghai               --
                        Banking Corporation Limited

Mexico                  Citibank Mexico, S.A.                   --

Morocco                 Banque Commerciale du Maroc             --

Namibia                 (via) Standard Bank of South Africa     -

The Netherlands         MeesPierson N.V.                        --

New Zealand             ANZ Banking Group                       --
                        (New Zealand) Limited

Norway                  Christiania Bank og                     --
                        Kreditkasse

Oman                    British Bank of the Middle East         --
                        (as delegate of The Hongkong and
                        Shanghai Banking Corporation Limited)

Pakistan                Deutsche Bank AG                        --

Peru                    Citibank, N.A.                          --

Philippines             Standard Chartered Bank                 --

Poland                  Citibank (Poland) S.A.                  --
                        Bank Polska Kasa Opieki S.A.

Portugal                Banco Comercial Portugus                --

Romania                 ING Bank N.V.                           --

Russia                  Credit Suisse First Boston AO, Moscow   --
                        (as delegate of Credit Suisse
                        First Boston, Zurich)

Singapore               The Development Bank                    --
                        of Singapore Limited

Slovak Republic         Ceskoslovenska Obchodni Banka, A.S.     --

Slovenia                Bank Austria d.d. Ljubljana             --

South Africa            Standard Bank of South Africa Limited   --

Spain                   Banco Santander, S.A.                   --

Sri Lanka               The Hongkong and Shanghai               --
                        Banking Corporation Limited

Swaziland               Standard Bank Swaziland Limited         --

Sweden                  Skandinaviska Enskilda Banken           --

Switzerland             UBS AG                                  --

Taiwan - R.O.C.         Central Trust of China                  --

Thailand                Standard Chartered Bank                 --

Trinidad & Tobago       Republic Bank Limited                   --

Tunisia                 Banque Internationale Arabe de Tunisie  --

Turkey                  Citibank, N.A.                          --
                        Ottoman Bank

Ukraine                 ING Bank, Ukraine                       --

United Kingdom          State Street Bank and Trust Company,    --
                        London Branch

Uruguay                 Citibank, N.A.                          --

Venezuela               Citibank, N.A.                          --

Zambia                  Barclays Bank of Zambia Limited         --

Zimbabwe                Barclays Bank of Zimbabwe Limited       --

Euroclear (The Euroclear System)/State Street London Limited

Cedel, S.A. (Cedel Bank, socit anonyme)/State Street London Limited

INTERSETTLE (for EASDAQ Securities)

                                  STATE STREET
                                   SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

Country                 Mandatory Depositories

Argentina               Caja de Valores S.A.

Australia               Austraclear Limited

                        Reserve Bank Information and Transfer System

Austria                 Oesterreichische Kontrollbank AG
                        (Wertpapiersammelbank Division)

Belgium                 Caisse Interprofessionnelle de Depot et
                        de Virement de Titres S.A.

                        Banque Nationale de Belgique

Brazil                  Companhia Brasileira de Liquidacao e
                        Custodia (CBLC)

                        Bolsa de Valores de Rio de Janeiro
                        All SSB clients presently use CBLC

                        Central de Custodia e de Liquidacao Financeira de Titulos

Bulgaria                Central Depository AD

                        Bulgarian National Bank

Canada                  The Canadian Depository for Securities Limited

People's Republic       Shanghai Securities Central Clearing and
of China                Registration Corporation

                        Shenzhen Securities Central Clearing Co., Ltd.

Costa Rica              Central de Valores S.A. (CEVAL)

Croatia                 Ministry of Finance

                        National Bank of Croatia

Czech Republic          Stredisko cennych papiru

                        Czech National Bank

Denmark                 Vaerdipapircentralen  (the Danish Securities Center)

Egypt                   Misr Company for Clearing, Settlement,
                        and Central Depository

Estonia                 Eesti Vaartpaberite Keskdepositoorium

Finland                 The Finnish Central Securities Depository

France Societe Interprofessionnelle pour la Compensation des Valeurs Mobilires (SICOVAM)

Germany                 Deutsche Borse Clearing AG

Greece                  The Central Securities Depository
                        (Apothetirion Titlon AE)

Hong Kong               The Central Clearing and Settlement System

                        Central Money Markets Unit

Hungary                 The Central Depository and Clearing

                        House (Budapest) Ltd. (KELER)
                        [Mandatory for Gov't Bonds only;
                        SSB does not use for other securities]

India                   The National Securities Depository Limited

Indonesia               Bank Indonesia

Ireland                 Central Bank of Ireland
                        Securities Settlement Office

Israel                  The Tel Aviv Stock Exchange Clearing House Ltd.

                        Bank of Israel

Italy                   Monte Titoli S.p.A.

                        Banca d'Italia

Ivory Coast             Depositaire Central - Banque de Reglement

Jamaica                 The Jamaican Central Securities Depository

Japan                   Bank of Japan Net System

Kenya                   Central Bank of Kenya

Republic of Korea       Korea Securities Depository Corporation

Latvia                  The Latvian Central Depository

Lebanon                 The Custodian and Clearing Center of
                        Financial Instruments for Lebanon
                        and the Middle East (MIDCLEAR) S.A.L.

                        The Central Bank of Lebanon

Lithuania               The Central Securities Depository of Lithuania

Malaysia                The Malaysian Central Depository Sdn. Bhd.

                        Bank Negara Malaysia,
                        Scripless Securities Trading and Safekeeping System

Mauritius               The Central Depository & Settlement Co. Ltd.

Mexico                  S.D. INDEVAL, S.A. de C.V.
                        (Instituto para el Deposito de Valores)

Morocco                 Maroclear

The Netherlands         Nederlands Centraal Instituut voor
                        Giraal Effectenverkeer B.V. (NECIGEF)

                        De Nederlandsche Bank N.V.

New Zealand             New Zealand Central Securities Depository Limited

Norway                  Verdipapirsentralen (the Norwegian
                        Registry of Securities)

Oman                    Muscat Securities Market

Pakistan                Central Depository Company of Pakistan Limited

Peru                    Caja de Valores y Liquidaciones S.A.  (CAVALI)

Philippines             The Philippines Central Depository, Inc.

                        The Registry of Scripless Securities
                        (ROSS) of the Bureau of the Treasury

Poland                  The National Depository of Securities
                        (Krajowy Depozyt Papierow Wartos'ciowych)

                        Central Treasury Bills Registrar

Portugal                Central de Valores Mobiliarios (Central)

Romania                 National Securities Clearing, Settlement and
                        Depository Co.

                        Bucharest Stock Exchange Registry Division

Singapore               The Central Depository (Pte)
                        Limited

                        Monetary Authority of Singapore

Slovak Republic         Stredisko Cennych Papierov

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

                        National Bank of Slovakia

Slovenia                Klirinsko Depotna Druzba d.d.


South Africa            The Central Depository Limited

Spain                   Servicio de Compensacion y
                        Liquidacion de Valores, S.A.

                        Banco de Espana,
                        Central de Anotaciones en Cuenta

Sri Lanka               Central Depository System (Pvt) Limited

Sweden                  Vardepapperscentralen AB
                        (the Swedish Central Securities Depository)

Switzerland             Schweizerische Effekten - Giro AG

Taiwan - R.O.C.         The Taiwan Securities Central
                        Depository Co., Ltd.

Thailand                Thailand Securities Depository Company Limited

Tunisia                 Societe Tunisienne Interprofessionelle de
                        Compensation et de Depot de Valeurs Mobilieres

                        Central Bank of Tunisia

                        Tunisian Treasury

Turkey                  Takas ve Saklama Bankasi A.S.  (TAKASBANK)

                        Central Bank of Turkey

Ukraine                 The National Bank of Ukraine

United Kingdom          The Bank of England,
                        The Central Gilts Office and
                        The Central Moneymarkets Office

Uruguay                 Central Bank of Uruguay

Venezuela               Central Bank of Venezuela

Zambia                  Lusaka Central Depository Limited

                        Bank of Zambia

     * Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

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

                                   SCHEDULE C

                               MARKET INFORMATION

Publication/Type of Information            Brief Description
(Frequency)

The Guide to Custody in World Markets      An overview of safekeeping and
(annually)                                 settlement practices and procedures
                                           in each market in which State Street
                                           Bank and Trust Company offers
                                           custodial services.

Global Custody Network Review              Information relating to the operating
(annually)                                 history and structure of depositories
                                           and subcustodians located in the
                                           markets in which State Street Bank
                                           and Trust Company offers custodial
                                           services, including transnational
                                           depositories.

Global Legal Survey                        With respect to each market in which
(annually)                                 State Street Bank and Trust Company
                                           offers custodial services, opinions
                                           relating to whether local law
                                           restricts (i) access of a fund's
                                           independent public accountants to
                                           books and records of a Foreign Sub-
                                           Custodian or Foreign Securities
                                           System, (ii) the Fund's ability to
                                           recover in the event of bankruptcy or
                                           insolvency of a Foreign Sub-Custodian
                                           or Foreign Securities System, (iii)
                                           the Fund's ability to recover in the
                                           event of a loss by a Foreign Sub-
                                           Custodian or Foreign Securities
                                           System, and (iv) the ability of a
                                           foreign investor to convert cash and
                                           cash equivalents to U.S. dollars.

Subcustodian Agreements                    Copies of the subcustodian contracts
(annually)                                 State Street Bank and Trust Company
                                           has entered into with each
                                           subcustodian in the markets in which
                                           State Street Bank and Trust Company
                                           offers subcustody services to its US
                                           mutual fund clients.

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

Network Bulletins (weekly):                Developments of interest to investors
                                           in the markets in which State Street
                                           Bank and Trust Company offers
                                           custodial services.

Foreign Custody Advisories (as necessary): With respect to markets in which
                                           State Street Bank and Trust Company
                                           offers custodial services which
                                           exhibit special custody risks,
                                           developments which may impact State
                                           Street's ability to deliver expected
                                           levels of service.

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